                                                                   EXHIBIT 10.28

                                                   [ALLEGHENY TECHNOLOGIES LOGO]




                            THE ANNUAL INCENTIVE PLAN

                                  FOR YEAR 2002

CONTENTS                                                                      PAGE
--------                                                                      ----
At a Glance                                                                     1
    What is the Annual Incentive Plan?                                          1
    Who is Eligible for This Plan?                                              1
    How Does the Annual Incentive Plan Work?                                    1

Calculation of the Annual Incentive Plan Award                                  2
    Target Bonus Percentage                                                     2
    Performance Goals and the Target Bonus Percentage                           2
    Financial Performance Goals                                                 3
    Individual Performance Goals                                                3

How the AIP Incentive Award is Calculated When All Goals Are Achieved           4

How the AIP Incentive Award is Calculated for Other Achievement Levels          5
    Maximums and Minimums                                                       5
    Formulas for Weighting Performance                                          5
    Putting it Together - Two Examples                                          6

Additional Guidelines for the Annual Incentive Plan                             9
    Discretionary Adjustments                                                   9
    Some Special Circumstances                                                  9
    Making Payments                                                             10

Administration Details                                                          10

AT A GLANCE

WHAT IS THE ANNUAL INCENTIVE PLAN?

The Annual Incentive Plan (the "AIP" or the "Plan") provides key managers of Allegheny Technologies Incorporated ("Allegheny Technologies" or the "Company") and its operating companies with the opportunity to earn an incentive award when certain pre-established goals are met at the corporate and operating company levels and at the individual level.

WHO IS ELIGIBLE FOR THIS PLAN?

Generally, key managers who have a significant impact on the company's operations will be eligible to participate in the Plan. Individuals eligible for participation are determined annually, based on recommendations of the operating company presidents, if applicable, and the Company's chief executive officer, with the approval of the Personnel and Compensation Committee of the Company's Board of Directors (the "Committee").

HOW DOES THE ANNUAL INCENTIVE PLAN WORK?

Under the Plan, key managers may earn an incentive award based on a percentage of their base salary, depending on the extent to which pre-established corporate, operating company and individual performance goals have been achieved.

- For purposes of the Plan, base salary is generally the manager's annual base salary rate as of the end of the year, excluding any commission or other incentive pay. For some special circumstances affecting the amount of base salary used in the Plan, see page 9.

- A target bonus percentage is used in calculating the incentive award. It is explained on the next page. Each participating manager will have a target bonus percentage.

- The target bonus percentage will be adjusted (upward or downward) based on the extent to which various performance goals are achieved.

Under the Plan, 80% of the target bonus percentage will be adjusted based on corporate or operating company financial performance, and 20% of the target bonus percentage will be adjusted based on individual performance.

Incentive award payments will generally be distributed in cash after the year-end audit is complete.

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CALCULATION OF THE ANNUAL INCENTIVE PLAN AWARD

TARGET BONUS PERCENTAGE

The Plan establishes an incentive opportunity for each Plan participant, calculated as a percentage of the manager's base salary. Each participant will be provided with an initial percentage, referred to as a "target bonus percentage."

Generally, the target bonus percentage is the percentage of base salary that can be earned as an award under the Plan if 100% of the various performance goals are achieved. For 2002, if 100% of the performance goals are achieved, 100% of the target bonus percentage can be earned.

If there is a change in the key manager's job position during the year that changes the manager's target bonus percentage, the target bonus percentage used in the award calculation will be determined as follows:

- If the individual has at least six months of service in the new position, the newly adjusted target bonus percentage will be used in calculating the individual's award for the full year.

- If the individual has less than six months of service in the new position, the individual's award for the year will be calculated on a pro-rata basis using the two different target bonus percentages weighted by length of service in each position during the year.

Target bonus percentages, performance goals and performance achievements will be communicated to each eligible participant. The Committee may change the goals and objectives for the Plan at any time.

PERFORMANCE GOALS AND THE TARGET BONUS PERCENTAGE

An AIP award is based on the extent to which specified, preestablished performance objectives are achieved. For 2002, AIP awards will be based on the extent to which:

- Allegheny Technologies and its operating companies achieve specified levels of Operating Profit; Inventory Reductions, measured as improvement in inventory turns; and Cost Reductions, collectively the financial goals, and

-   The participant achieves his or her own individual performance objectives.

At the end of the year, the Company will measure actual performance against each of the preestablished objectives.

As a first step in the calculation, the Company will determine the extent to which pre-established financial performance goals, specifically levels of Operating Profit, Inventory Reductions, and Cost Reductions for 2002 have been achieved. The results achieved will be weighted under a formula, which in turn will impact 80% of the target bonus percentage. The formulas for weighting financial achievements are described on pages 5 to 6.

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For the remaining 20% of the target bonus percentage, the Company will review individual performance against pre-established objectives. The formulas for weighting individual performance achievements are the same as for weighting financial achievements and are described on pages 5 to 6.

The weighted percentages attributable to each performance goal as noted above, then will be added together, and that sum will be multiplied by: (i) the individual's target bonus percentage, times (ii) the individual's annual base salary, to produce the amount of the incentive award for 2002. Note that potential adjustments are described on page 9.

FINANCIAL PERFORMANCE GOALS

The financial performance goals for 2002 consist of three measures: Operating Profit ("OP"), Inventory Reductions, measured as improvement in inventory turns ("IR"), and Cost Reductions ("CR"), which together comprise 80% of the target bonus percentage.

For operating company managers, note that 100% of the financial performance goals' overall 80% weight will be based on the performance of the participant's operating company. For corporate staff managers, 100% of the financial performance goals' overall 80% weight will be based upon total ATI performance.

More specifically, the financial performance measures comprising 80% of the target bonus percentage will be as follows:

  -     OP achievements                     25%
  -     IR achievements                     30%
  -     CR achievements                     25%
                                            ---
                                            80%

Each year, financial performance goals will be set at the operating company and corporate level based on the applicable business plan, or other specific goals as determined by the Committee. With the concurrence of the Company's chief executive officer and the Committee, financial performance goals may be further weighted within a particular operating company in accordance with its separate business units ("SBU's") for key managers of those SBU's.

INDIVIDUAL PERFORMANCE GOALS

20% of the target bonus percentage is based on the extent to which pre-established individual performance goals are achieved. Each year, managers will establish individual performance goals with their immediate supervisors.

The achievement of Individual Performance goals will be weighted under the same formulas as the financial performance goals.

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HOW THE AIP INCENTIVE AWARD IS CALCULATED WHEN ALL GOALS ARE ACHIEVED

For the Year 2002, if 100% of the financial performance goals are achieved, then 80% of the target bonus percentage will be credited to the participant:

                                    Goal % of         Goal         Formula     Earned % of
              Goals                  Target         Achieved%     Weighting       Target*
              -----                  ------         --------      ---------       ------
  FINANCIAL
  Operating Profit ("OP")              25%            100%           100%           25%
  Inventory Reductions ("IR")          30%            100%           100%           30%
  Cost Reductions ("CR")               25%            100%           100%           25%
                                       ---                                          ---
  Financial Total                      80%                                          80%

                      *Earned % of Target = Goal % of Target X Formula Weighting


Then, if 100% of the individual performance goals are achieved, an additional 20% of the target bonus percentage will be credited to the participant:

                                    Goal % of        Goal          Formula     Earned % of
               Goals                  Target       Achieved %     Weighting       Target*
               -----                  ------       --------       ---------       -------
  INDIVIDUAL GOALS                     20%            100%           100%           20%

                      *Earned % of Target = Goal % of Target X Formula Weighting

The sum of weighting the financial performance and individual performance produces the earned percentages of target as follows:

    Financial Performance Goals              80%
    Individual Performance Goals             20%
                                             ---
    Total Earned Percentage of Target       100%

In this example, assume that the operating company manager's target bonus percentage is 20%. The target bonus percentage of 20% is then multiplied by 100% to produce a bonus percentage equal to 20% of base salary:

  Earned Percentage of Target                        100%
  X  Target Bonus Percent                            20%
                                                     ---
  Equals Percentage of Salary for                    20%
  Incentive Award

The sections below discuss the impact of achieving more or less than 100% of various goals, and they also discuss the impact of other potential adjustments.

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HOW THE AIP INCENTIVE AWARD IS CALCULATED FOR OTHER ACHIEVEMENT LEVELS

The following section describes maximum and minimum achievement levels, and the formulas used to weight achievements at all levels.


MAXIMUMS AND MINIMUMS

- Generally, the maximum percentage used in adjusting or weighting performance achievement is 120%, and the overall maximum incentive award that an individual can earn under the weighting formula is 200% of his or her target bonus percentage.

- Where 75% of a financial or individual performance goal is achieved, only 25% of that goal's share will be allocated to his or her target bonus percentage.

- Where less than 75% of a financial or individual performance goal is achieved, no amount of that goal will be allocated to his or her target bonus percentage.


FORMULAS FOR WEIGHTING PERFORMANCE

The following formulas will be used to weight financial or individual performance under the Plan:

Formula A:

    If 75% to and including 100% of a goal is achieved, the Percent Allocated for that goal equals the Percentage of Goal Achieved (i.e. Actual Performance divided by Planned Performance) minus 75% (which is the threshold level of performance) times 3, plus 25%.

    Formula A examples:

    1.  Assumption: Percentage of Goal Achieved       = 90%
        Weighted Percent for that Goal                = [(90% - 75%) x 3] + 25%
                                                      = [15% x 3] + 25%
                                                      = 45% + 25%
        Percent Allocated for Goal                    = 70%


    2.  Assumption: Percentage of Goal Achieved       = 85%
        Weighted Percent for that Goal                = [(85% - 75%) x 3] + 25%
                                                      = [10% x 3] + 25%
                                                      = 30% + 25%
        Percent Allocated for Goal                    = 55%

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Formula B:

    If over 100% of goal is achieved, the Percent Allocated for that goal equals the Percentage of Goal Achieved (i.e. Actual Performance divided by Planned Performance) minus 100% times 5, plus 100%. In all cases, the maximum Percent Earned of 200% results when 120% or more of that goal is achieved.

    Formula B examples:

    1.  Assumption: Percentage of Goal Achieved        = 130%
        Weighted Percent for that Goal                 = [(130% - 100%) x 5] + 100%
                                                       = [30% x 5] + 100%
                                                       = 150% + 100%
        Percent Allocated for Goal                     = 250%
               However, the maximum target bonus is capped at 200%.

    2.  Assumption: Percentage of Goal Achieved        = 105%
        Weighted Percent for that Goal                 = [(105% - 100%) x 5] + 100%
                                                       = [5% x 5] + 100%
                                                       = 25% + 100%
        Percent Allocated for Goal                     = 125%

PUTTING IT TOGETHER

Here are two examples of how an incentive award might be determined under the Plan.

Example One:
-----------

Assume that the operating company manager's annual salary is $80,000 and that the manager's target bonus percentage is 20% of base salary. Also, assume actual performance is:

Financial goal achievements

   -  120% of planned Operating Profit, or OP, goals at the operating company

   -  90% of planned Inventory Reductions, or IR, goals at the operating company

   -  100% of planned Cost Reductions, or CR goals at the operating company

Individual Performance goal achievements

   -  90% of planned Individual Performance goals, are met

The first step in this example is to calculate the impact of the actual financial performance on 80% of the target bonus percentage.

Formula B above would be used for weighting OP at the operating company, because more than 100% of that goal was achieved. Formula A on page 5 would be used for weighting the other financial metrics, because 100% or less of those goals were achieved. Under the formulas, the 80% share of the target bonus percentage is adjusted to 96.00% as follows:

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
                                    Goal % of        Goal          Formula     Earned % of
              Goals                   Target      Achieved %      Weighting       Target*
              -----                   ------      ----------      ---------       ------
 OP - Operating Company                25%           120%         200% (B)        50.00%
 IR - Operating Co.                    30%            90%          70% (A)        21.00%
 CR - Operating Co                     25%           100%         100% (A)        25.00%
                                       ---                                       ------
 Goals Total                           80%                                        96.00%

                     *Earned % of Target = Goal % of Target X Formula Weighting

The next step in this example is to calculate the impact of the actual individual performance on 20% of the target bonus percentage. Formula A on page 5 would be used for individual performance, because less than 100% of those goals were achieved. Following the formula, the 20% individual performance share of the target bonus percentage is adjusted to 14%:

                                    Goal % of        Goal          Formula     Earned % of
               Goals                  Target      Achieved %      Weighting       Target*
               -----                  ------      ----------      ---------       ------
  Individual Performance               20%            90%          70% (A)          14%

                      *Earned % of Target = Goal % of Target X Formula Weighting

The sum of the financial performance and individual performance is:

    Financial Performance Goals               96.00%
    Individual Performance Goals              14.00%
                                              ------
    Total Earned Percentage of Target        110.00%

The target bonus percentage of 20% is multiplied by 110.00% to produce an adjusted bonus percentage equal to 22.00% of base salary:

  Earned Percentage of Target                      110.00%
  X  Target Bonus Percent                            20%
                                                     ---
  Equals Percentage of Salary for                   22.00%
  Incentive Award

With this first example, the incentive award would be calculated as 22.00% of the manager's base salary of $80,000, or $17,600.

Example Two:
-----------

Assume that the operating company manager's annual salary is again $80,000 and that the manager's target bonus percentage is 20% of base salary but that actual achievements are:

Financial goals

  -  90% of planned Operating Profit, or OP, goals at the operating company

  -  100% of planned Inventory Reductions, or IR, goals at the operating company

  -  95% of planned Cost Reductions, or CR goals at the operating company

Individual Performance goals

  -  105% of planned Individual Performance goals, are met

The first step in this example is to calculate the impact of the actual financial performance on 80% of the target bonus percentage.

Formula A on page 5 would be used for weighting all of the financial goals, because 100% or less of those goals were achieved. Under the formula, the 80% share of the target bonus percentage is adjusted to 68.75% as follows:

                                    Goal % of        Goal          Formula     Earned % of
               Goals                  Target      Achieved %      Weighting       Target*
               -----                  ------      ----------      ---------       ------
  OP - Operating Company               25%            90%          70% (A)        17.50%
  IR - Operating Co.                   30%           100%         100% (A)        30.00%
  CR - Operating Co                    25%            95%          85% (A)        21.25%
                                       ---                                        ------
  Goals Total                          80%                                        68.75%

                      *Earned % of Target = Goal % of Target X Formula Weighting

The next step in this example is to calculate the impact of the actual individual performance on 20% of the target bonus percentage. Formula B on page 6 would be used for individual performance, because over 100% of those goals were achieved. Following the formula, the 20% individual performance share of the target bonus percentage is adjusted 25.00%:

                                    Goal % of        Goal          Formula     Earned % of
               Goals                  Target      Achieved %      Weighting       Target*
               -----                  ------      ----------      ---------       -------
  Individual Performance               20%           105%         125% (B)        25.00%

                      *Earned % of Target = Goal % of Target X Formula Weighting

The sum of the financial performance and individual performance is:

    Financial Performance Goals             68.75%
    Individual Performance Goals            25.00%
                                            ------
    Total Earned Percentage of Target       93.75%

The target bonus percentage of 20% is multiplied by 93.75% to produce an adjusted bonus percentage equal to 18.75% of base salary:

  Earned Percentage of Target                       93.75%
  X  Target Bonus Percent                            20%
                                                     ---
  Equals Percentage of Salary for                   18.75%
  Incentive Award

With this second example, the incentive award would be calculated as 18.75% of the manager's base salary of $80,000, or $15,000.

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ADDITIONAL GUIDELINES FOR THE ANNUAL INCENTIVE PLAN

In any year, no annual incentive will be paid if the overall weighted achievement of all goals for an individual is less than 75%.

The total of the incentive awards in any given year cannot exceed the greater of: (i) 5% of the Operating Profit of Allegheny Technologies or the operating company, as the case may be, or (ii) 5% of the operating cash flow of Allegheny Technologies or the operating company. If, in any year, awards exceed the greater of: (i) 5% of the Operating Profit, or (ii) 5% of the operating cash flow, awards of the affected company will be reduced to eliminate the excess.


DISCRETIONARY ADJUSTMENTS

In some cases, the Plan allows for discretionary adjustments of up to +20% or -20% of an individual's calculated award. However, the sum of discretionary adjustments for all eligible managers of the affected company cannot exceed +5% of the aggregate calculated awards for that company.


SOME SPECIAL CIRCUMSTANCES

The above formulas generally determine the amount of the incentive award for the year. Other factors that may affect the actual award follow:

- If a manager leaves the company due to retirement, death, or disability, an award will be calculated based on the actual base salary earned during the year in which the manager left--so long as the manager worked at least six months of that year.

- If a manager leaves the company before the end of the plan year for any other reason, the manager will not receive a bonus award for that year.

- If a manager voluntarily leaves the company after the end of the year but before the award is paid, the manager would receive any bonus due unless the employment is terminated for cause. If employment is terminated for cause, the manager would not be entitled to receive an award under the Plan.

- Managers who are hired mid-year may earn a pro-rated award for that year, based on the salary earned during that year. However, managers with less than two months service in a plan year (i.e. hired after October 31) would not be eligible for an award for that year.

- If the manager received an adjustment in base salary due to a change in job position (i.e. other than a merit increase), the manager's base salary for plan purposes will be the sum of: (i) the product of the number of months prior to the adjustment times the rate of monthly base salary immediately prior to the adjustment, and (ii) the product of the number of months after the adjustment times the rate of monthly base salary as of the end of the Plan Year.

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MAKING PAYMENTS

All incentive award payments will generally be paid in cash, less applicable withholding taxes, after the year-end audit is complete. This is expected to occur by no later than March 15.


ADMINISTRATION DETAILS

This summary relates to the Annual Incentive Plan (AIP) of Allegheny Technologies Incorporated and its subsidiaries. The Plan is administered by the Committee, which has full authority to:

-   Interpret the Plan;

-   Designate eligible participants and categories of eligible participants;

-   Set the terms and conditions of incentive awards; and

-   Establish and modify administrative rules for the Plan.

Plan participants may obtain additional information about the plan and the Committee from:

Senior Vice President,
General Counsel and Secretary
Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh PA  15222 5479
Phone:  412-394-2836                Fax:  412-394-2837

The Plan will remain in effect until terminated by the Committee. The Committee may also amend the plan at its discretion.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and is not "qualified" under Section 401(a) of the Internal Revenue Code.